Exhibit 23


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Alcoa Inc. on Form S-8 (Registration Nos. 33-22346, 33-24846, 33-49109, 33-60305, 333-00033, 333-27903 and 333-62663), Form
S-3 (Registration Nos. 33-60045, 33-64353 and 333-59381) and Form S-4
(Registration No. 333-58227) of our reports dated January 8, 1999 on our audits of the consolidated financial statements and financial statement schedule of Alcoa Inc. and consolidated subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reports are incorporated by reference or included in this Form 10-K.


                                        /s/PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


600 Grant Street
Pittsburgh, Pennsylvania
March 12, 1999